UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 7, 2018

HOPE BANCORP, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-50245	95-4849715
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

3200 Wilshire Blvd, Suite 1400, Los Angeles, CA	90010
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (213) 639-1700.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 1.01. Entry into a Material Definitive Agreement.
On June 7, 2018, Hope Bancorp, Inc. (the “Company”) issued an additional $17.5 million aggregate principal amount of its 2.00% Convertible Senior Notes due 2038 (the “Additional Notes”) to Merrill Lynch, Pierce, Fenner & Smith Incorporated (the “Initial Purchaser”) for resale in a private placement to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). The issuance was pursuant to the Initial Purchaser’s partial exercise of its 30-day over-allotment option granted in the original offering of $200 million aggregate principal amount of the Company’s 2.00% Convertible Senior Notes due 2038 (the “Notes”). The Additional Notes are being issued under the indenture (the “Indenture”) dated as of May 11, 2018 between the Company and U.S. Bank National Association, as trustee, and have identical terms to the Notes. The Indenture and the Notes are each as described in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 11, 2018.
The Company expects to contribute the proceeds of the Additional Notes as additional capital to Bank of Hope, its wholly owned banking subsidiary, to be used by Bank of Hope for general corporate purposes.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
The information set forth in Item 1.01 above is incorporated by reference into this Item 2.03.
Item 3.02. Unregistered Sales of Equity Securities
The information set forth in Item 1.01 above is incorporated by reference into this Item 3.02.
The Company offered and sold the Additional Notes to the Initial Purchaser in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act, and for resale by the Initial Purchaser to qualified institutional buyers pursuant to the exemption from registration provided by Rule 144A under the Securities Act. The Company relied on these exemptions from registration based in part on representations made by the Initial Purchaser in the purchase agreement entered into between the Company and the Initial Purchaser.
The Company does not intend to file a registration statement for the resale of the Additional Notes or any of the Company’s common stock issuable upon conversion of the Additional Notes. Any shares of the Company’s common stock issuable upon conversion of the Additional Notes, if any, have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.
This Current Report on Form 8-K does not constitute an offer to sell, or a solicitation of an offer to buy, any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering would be unlawful.
Item 8.01. Other Events
On June 8, 2018, the Company issued a press release regarding the closing of the offering of the Additional Notes, the use of proceeds from such offering, and the adoption of a trading plan by the Company intended to comply with Rule 10b5-1 of the Securities Exchange Act of 1934, as amended, to facilitate repurchases of the Company’s common stock authorized by the Company’s board of directors in connection with the offering.
The full text of the press release is set forth in Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.         Description of Exhibit

99.1     Press release issued on June 8, 2018 by Hope Bancorp, Inc.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hope Bancorp, Inc.

Date: June 8, 2018	/s/ Kevin S. Kim
Name: Kevin S. Kim
Title: President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.         Description of Exhibit

99.1     Press release issued on June 8, 2018 by the Company.